BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 31, 2013 08:54 AM Pacific Time

Incorporation Number: **C0971393**

Recognition Date and Time: Continued into British Columbia on May 31, 2013 08:54 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

CANYON COPPER CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 704, 595 HOWE STREET
BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
SUITE 704, 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 704, 595 HOWE STREET
BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
SUITE 704, 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Yates, James E.

Mailing Address:	**Delivery Address:**
371 NEWDALE COURT NORTH VANCOUVER BC V7N 3H3 CANADA	371 NEWDALE COURT NORTH VANCOUVER BC V7N 3H3 CANADA

Last Name, First Name, Middle Name:
Kerr, John R.

Mailing Address:	**Delivery Address:**
1155 HOMER STREET, #2602 VANCOUVER BC V6B 5T5 CANADA	1155 HOMER STREET, #2602 VANCOUVER BC V6B 5T5 CANADA

Last Name, First Name, Middle Name:
Ainsworth, Benjamin

Mailing Address:	**Delivery Address:**
1377 FERNWOOD CRESCENT NORTH VANCOUVER BC V7P 1K6 CANADA	1377 FERNWOOD CRESCENT NORTH VANCOUVER BC V7P 1K6 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached